PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: George Gutierrez Sr. Director, Global Communications & Content Strategy (831) 458-7537

Plantronics CEO Ken Kannappan to Retire
Board Names Joe Burton President and Chief Executive Officer

Santa Cruz, Calif. - Aug. 2, 2016 – Plantronics, Inc. (NYSE:PLT) today announced that Ken Kannappan, president and chief executive officer, will retire as CEO at the end of the second quarter of the company’s fiscal year. Joe Burton, Plantronics executive vice president and chief commercial officer, will become president and chief executive officer effective Oct. 2, 2016.

Since joining Plantronics in 2011 as chief technology officer and senior vice president of corporate strategy, technology and development, Burton has been an integral part of Plantronics leadership team, working closely with Kannappan to develop and execute the company’s strategic direction. He has led Plantronics growth in Unified Communications (UC) and the company’s conversion to a mix of hardware and software offerings that are the foundation for Plantronics future success.

A year ago, Burton was appointed chief commercial officer responsible for establishing Plantronics overarching technology and product strategies and leadership of the company's global engineering, marketing, sales, and product teams.

“Joe is a dynamic technology evangelist who is expert at envisioning key innovations and bringing them to market with solutions that improve people’s lives,” Kannappan said. “His deep knowledge of the industry, his many contributions to Plantronics, and his passion for our company and its employees, customers and partners, make me highly confident in his ability to continue driving Plantronics growth and success.”

Since Kannappan joined the company in 1995, Plantronics has transformed from a manufacturer of contact center headsets with annual revenues of just over $100 million to a global leader in audio communications for businesses and consumers with annual revenues of approximately $856 million.

Today, Plantronics designs develops and produces a broad set of mono and stereo solutions for customer support centers, mobile workers, gamers, fitness enthusiasts and anyone seeking uncompromising quality and a great experience. Innovations pioneered by Plantronics during Burton’s tenure include sensor technologies that enable people to manage their conversations seamlessly wherever they are, software that enables IT managers to easily manage and upgrade capabilities on their company’s headsets from a single dashboard, and new call analysis capabilities that enable enterprise customer support centers managers to collect data insights that can improve customer service and drive job satisfaction for customer support representatives.

“Plantronics is incredibly well positioned for the future,” Burton said. “We are focused on strategic opportunities that will continue to maximize our team’s deep knowledge and experience in acoustics technology to solve customer problems.”

“There couldn’t be a more exciting time to be at Plantronics and I’m committed to ensuring its enduring success,” Burton said. “We have a great global team and a solid business strategy, and I’m looking forward to continue stretching the boundaries of what is possible for our customers while building shareholder value.”

To transition his duties after his retirement as CEO, Kannappan is expected to remain employed as Executive Vice Chairman reporting to Burton for one year. After that, he will serve as a consultant to Plantronics for 18 months.

Joe Burton’s background

Burton joined Plantronics in 2011 from Polycom, where he was executive vice president, chief strategy officer, chief technology officer and general manager of its service provider business. Prior to that, Burton spent 10 years at Cisco Systems, where as vice president and CTO, he led the teams responsible for Cisco’s Unified Communications and Software as a Service (SaaS) technical strategy. Previously he was chief architect at Active Voice Corp. and an architect at Bass Inc. Burton is the author of several communications patents.

He is currently a member of the board of directors for the Dominican Hospital Foundation in Santa Cruz.
Burton holds Bachelor of Science degree in Computer Information Systems from Excelsior College (formerly Regents College) and has participated in executive programs at Stanford University.

About Plantronics

Plantronics (NYSE: PLT) is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology, creating innovative products that allow people to simply communicate. From unified communication to Bluetooth® headsets to gaming solutions, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100™, as well as 911 dispatch, air traffic control and various mission-critical applications for those on the front line. For more information, please visit www.plantronics.com or call (800) 544-4660.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) the expected transition of our Chief Executive Officer, (ii) our strategies for future success; and (iii) our strategies for increasing shareholder value. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	Risks associated with the succession plan for our CEO;

•	Micro and macro-economic conditions in our domestic and international markets;

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Our ability to realize and achieve positive financial results projected to arise from UC adoption could be adversely affected by a variety of factors including the following: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers and strategic partners such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., and Alcatel-Lucent, and our influence over such providers with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions is limited; (iii) delays or limitations on our ability to timely introduce solutions that are cost effective, feature-rich, stable, and attractive to our customers within forecasted development budgets; (iv) our successful implementation and execution of new and different processes involving the design, development, and manufacturing of complex electronic systems composed of hardware, firmware, and software that works seamlessly and continuously in a wide variety of environments and with multiple devices; (v) our sales model and expertise must successfully evolve to support complex integration of hardware and software with UC infrastructure consistent with changing customer purchasing expectations; (vi) as UC becomes more widely adopted we anticipate that competition for market share will increase, particularly given that some competitors may have superior technical and economic resources; (vii) UC solutions generally, or our solutions in particular, may not be adopted with the breadth and speed in the marketplace that we currently anticipate; (viii) sales cycles for more complex UC deployments are longer as compared to our traditional Enterprise products; (ix) UC may evolve rapidly and unpredictably and our inability to timely and cost-effectively adapt to those changes and future requirements may impact our profitability in this market and our overall margins; and (x) our failure to expand our technical support capabilities to support the complex and proprietary platforms in which our UC products are and will be integrated;

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Failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	Volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share;

•	Fluctuations in foreign exchange rates;

•	With respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	The bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

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Additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, and the inherent risks of our substantial foreign operations; and

•	Seasonality in one or more of our product categories.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 16, 2016 and other filings with the Securities and Exchange Commission, as well as recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098